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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    AUGUST 26, 1997
                                                ---------------------------


                                OROAMERICA, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                         0-21862               94-2385342
        --------                         -------               ----------
(STATE OR OTHER JURISDICTION          (COMMISSION           (IRS EMPLOYER
OF INCORPORATION)                     FILE NUMBER)          IDENTIFICATION NO.)


             443 NORTH VARNEY STREET
             BURBANK, CALIFORNIA                       91502
             -------------------                       -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (818) 848-5555
                                                    ------------------




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On August 26, 1997, OroAmerica, Inc. entered into a Purchase-Sale Agreement with Ravel Inc., a manufacturer of gold jewelry, for the purchase of Ravel's entire gold in-house inventory and consignment inventory held by certain Ravel consignment customers. The purchase price for these inventories was based on the number of fine gold ounces contained in such inventories multiplied by the value of gold, based on the Second London Gold Fixing on the date of transfer, less a transfer fee approximating $435,000. The purchase price approximated $8.1 million. The value of inventories acquired was payable in fine gold ounces. OroAmerica, Inc. increased the amount of gold outstanding under existing gold consignment agreements to pay for the acquired inventories. Ravel Inc. paid the transfer fee to OroAmerica, Inc. in cash.

        This transaction does not involve a purchase or "take over" of Ravel's jewelry business or the assumption of any of Ravel's indebtedness and liabilities by OroAmerica.


ITEM 7.  EXHIBITS

99.1 Purchase and Sale Agreement between Ravel, Inc. and OroAmerica, Inc. dated August 26, 1997.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf buy the undersigned hereunto duly authorized.

Date:  September 9, 1997                OROAMERICA, INC.

                                        By:    Shiu Shao
                                            --------------------------------
                                            Shiu Shao, Vice President and
                                            Chief Financial Officer